EXHIBIT 99.1

For Release: Immediate – Thursday, December 11, 2025

Pioneer Announces Launch of FINRA-Registered Broker-Dealer Subsidiary, Pioneer Capital Markets, Inc.

Pioneer expands regulated financial services with a focus on investment-grade municipal bonds

Albany, NY – Pioneer (NASDAQ: PBFS), a leading financial institution in New York’s Capital Region, today announced the formation and launch of Pioneer Capital Markets, Inc. (“Pioneer Capital Markets”), a wholly owned broker-dealer subsidiary. With an initial focus on proprietary trading of investment-grade municipal bonds, this marks Pioneer’s entry into regulated broker-dealer operations, enhancing the Company’s financial services capabilities.  This launch underscores Pioneer’s ongoing strategy of diversifying our products and services to increase non-interest income.

“Building on our More Than a Bank® strategy, Pioneer Capital Markets enhances our core offerings by leveraging proprietary municipal bond trading and interest income to deliver diversified, market-driven revenue streams.” states Thomas Amell, President & CEO of Pioneer.

The new division will be led by Peter Brandel as President and Robert Kursar as Senior Vice President, each bringing more than 30 years of broker-dealer experience, with Gary Galarpe providing support as Chief Compliance Officer.

“Pioneer Capital Markets enables us to apply our decades of experience working in a highly structured, well-regulated space to deliver disciplined, risk-conscious strategies,” said Peter Brandel, President of Pioneer Capital Markets “This business is built on expertise, strong governance, and processes designed to ensure stability.”

Pioneer Capital Markets is registered with Financial Industry Regulatory Authority (FINRA), Securities Investment Protection Corporation (SIPC) and the Securities and Exchange Commission, and is based in North Carolina, leveraging a collaborative environment that allows compliance and operations to work closely together.

Jesse Tomczak, Chief Banking Officer of Pioneer, states, “The strength of Pioneer Capital Markets lies in the deep experience and proven leadership of our team. Their expertise in regulated markets gives us confidence as we expand into this new line of business and continue to build on Pioneer’s diversification strategy.”

Trading activities for Pioneer Capital Markets are expected to begin after January 1, 2026, subject to final regulatory approvals.

About Pioneer
Pioneer Bancorp, Inc. (“Pioneer” or the “Company”) is a financial holding company with more than $2 billion in assets that provides diversified financial services through its subsidiaries. The Company’s subsidiary, Pioneer Bank, National Association and its subsidiaries, with 22 offices in the Capital Region of New York State, offers a broad array of banking, wealth management, insurance, employee benefit, and human resources consulting services to individuals, businesses, and municipalities.  For more information on Pioneer, please visit www.pioneerny.com.  The Company’s subsidiary, Pioneer Capital Markets, Inc., is a FINRA-registered broker-dealer focused on municipal bond trading. For more information, please visit www.capitalmarkets.pioneerny.com.

Member FINRA/SIPC	Not Insured by FDIC or Any Other Government Agency.	Not Bank Guaranteed.	May Lose Value.

Pioneer Capital Markets, Inc., a wholly owned subsidiary of Pioneer Bancorp, Inc.
Banking products and services are provided by Pioneer Bank, National Association.

Cautionary Statement Concerning Forward-Looking Statements
Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” or “may.” Pioneer’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. No assurance can be given that the future results covered by forward-looking statements will be achieved. These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including those discussed in our transition report on Form 10-KT for the six months ended December 31, 2024, under the heading “Risk Factors” and other filings made with the Securities and Exchange Commission (the “SEC”), including our quarterly reports on Form 10-Q. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, Pioneer does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

For additional information contact:
Patrick J. Hughes
Executive Vice President and Chief Financial Officer
(518) 730-3025
InvestorRelations@pioneerny.com